TERMS SUPPLEMENT NO. 46 dated January 7, 2008
To Prospectus Supplement and Prospectus dated February 5, 2007 and

Product Supplement No. 1 dated April 12, 2007	Filed pursuant to Rule 433

Relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Registration Statement No. 333-140456

Natixis Securities North America Inc.
Reverse Convertible Notes

Issuer:	Eksportfinans ASA
Issuer Rating:	AAA (negative outlook) (Moody’s)/AA+ (Standard & Poor’s)/AAA (Fitch)
Specified Currency:	U.S. dollars
Agent:	Natixis Securities North America Inc. 9 West 57th St. New York, NY 10019
Agent Acting in the Capacity as:	Principal
Coupon Payment Frequency:	Monthly
Offerings:	This terms supplement relates to 8 separate offerings of notes, each of which is linked to one, and only one, Reference Share. You may participate in any or all of the note offerings. This terms supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Shares described below.
Issue Price:	100%

							Aggregate
	Initial	Coupon			Share		Face
Reference Share	Reference	Rate Per	Knock-In	Knock-In	Redemption	Maturity	Amount of	Fees and	Proceeds	CUSIP / ISIN
(Ticker)	Level	Annum	Level	Price	Amount	Date	Notes	Commissions	to Issuer	of Notes

AMR Corporation (AMR)	[ ● ]	28.40%	65.00%	[ ● ]	[ ● ]	May 1, 2008	[ ● ]	[ ● ]	[ ● ]	282645CQ1/ US282645CQ11
Baidu.com. Inc. (BIDU)	[ ● ]	21.20%	70.00%	[ ● ]	[ ● ]	May 1, 2008	[ ● ]	[ ● ]	[ ● ]	282645DA5/ US282645DA59
Banco Bradesco, S.A. (BBD)	[ ● ]	13.35%	70.00%	[ ● ]	[ ● ]	May 1, 2008	[ ● ]	[ ● ]	[ ● ]	282645CR9/ US282645CR93
Celgene Corporation (CELG)	[ ● ]	15.20%	75.00%	[ ● ]	[ ● ]	May 1, 2008	[ ● ]	[ ● ]	[ ● ]	282645CS7/ US282645CS76
Federal National Mortgage Association (FNM)	[ ● ]	26.40%	70.00%	[ ● ]	[ ● ]	May 1, 2008	[ ● ]	[ ● ]	[ ● ]	282645DB3/ US282645DB33
Arch Coal, Inc. (ACI)	[ ● ]	14.00%	75.00%	[ ● ]	[ ● ]	July 31, 2008	[ ● ]	[ ● ]	[ ● ]	282645DC1/ US282645DC16
EMC Corporation (EMC)	[ ● ]	11.40%	70.00%	[ ● ]	[ ● ]	July 31, 2008	[ ● ]	[ ● ]	[ ● ]	282645CT5/ US282645CT59
Intel Corporation (INTC)	[ ● ]	10.75%	80.00%	[ ● ]	[ ● ]	February 2, 2009	[ ● ]	[ ● ]	[ ● ]	282645CU2/ US282645CU23

Trade Date:	January 25, 2008

Original Issue Date:	January 31, 2008

Determination Date:	For the notes maturing on May 1, 2008 the Determination Date will be April 28, 2008.

For the notes maturing on July 31, 2008 the Determination Date will be July 28, 2008.

For the notes maturing on February 2, 2009 the Determination Date will be January 28, 2009.

Interest Payment Dates:	For the notes maturing on May 1, 2008, interest is paid monthly in arrears on the following dates: February 29, 2008; April 1, 2008 and May 1, 2008.

For the notes maturing on July 31, 2008, interest is paid monthly in arrears on the following dates: February 29, 2008; March 31, 2008; April 30, 2008; May 30, 2008; June 30, 2008 and July 31, 2008.

For the notes maturing on February 2, 2009, interest is paid monthly in arrears on the following dates: February 29, 2008; April 2, 2008; May 2, 2008; June 2, 2008; July 2, 2008; August 1, 2008; September 2, 2008; October 2, 2008; October 31, 2008; December 2, 2008; January 2, 2009 and February 2, 2009.

Initial Reference Level:	For each note offering, the reference level of the applicable Reference Share, as determined by the calculation agent, on the Trade Date.

Final Reference Level:	For each note offering, the closing price of the applicable Reference Share quoted by the Relevant Exchange, as determined by the calculation agent, on the Determination Date.

Redemption Amount:	The Redemption Amount payable for each note offering on the Maturity Date in respect of each $1,000.00 face amount will be:

• If the closing price of the applicable Reference Share quoted by the Relevant Exchange has not been below the Knock-In Price of that Reference Share on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

• If the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level of the applicable Reference Share on the Determination Date is equal to or greater than the Initial Reference Level of that Reference Share, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount, if the Final Reference Level of that Reference Share on the Determination Date is less than the Initial Reference Level of that Reference Share.

Share Redemption Amount:	The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of Reference Shares per note that you hold. This amount is equal to the $1,000.00 face amount of the note divided by the Initial Reference Level of the applicable Reference Share. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Reference Share.

Denomination/Principal:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation Agent:	Natixis Derivatives Inc. 9 West 57th St., 35th Floor Attn: General Counsel Telephone No.: +1 212 891 6137 Facsimile No.: +1 212 891 1922

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase any of the notes prior to their issuance. In the event of any changes to the terms of any of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this terms supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 1 and this terms supplement if you so request by calling toll-free 866-369-6147.

Additional Terms Specific to the Notes

You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This terms supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1 and the accompanying prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

http://www.sec.gov/Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm

Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Reference Shares. These risks are explained in more detail in the “Risk factors” section, beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

Additional Information

Unless otherwise stated, all information contained herein on the Reference Shares and on the issuers of the Reference Shares (each a Reference Issuer) is derived from publicly available sources and is provided for informational purposes only.

Each of the Reference Shares is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is www.sec.gov.

In addition, information regarding the Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

This terms supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this terms supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to any of the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding any of the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this terms supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the Initial Reference Level and the Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any of the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the Reference Issuers after the date of this terms supplement.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Shares. As a prospective purchaser of notes, you should undertake such independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Reference Shares.

Any historical upward or downward trend in the price of any of the Reference Shares during any period shown in this terms supplement is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of any of the Reference Shares over the life of the notes may bear little relation to the historical levels shown in this terms supplement.

Hypothetical Returns on the Notes

The tables of hypothetical returns contained in this terms supplement set out the total return to the Maturity Date of a note, based on the assumptions outlined in the introduction to each respective table of hypothetical returns and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.

The information in the tables of hypothetical returns reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

The tables of hypothetical returns assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.

The market price of each of the Reference Shares has been volatile in the past, and their performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth in the tables of hypothetical returns or to the historical price of the Reference Shares set forth in this terms supplement.

Supplemental Information Regarding Taxation in the United States

The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) is set forth in the table below.

Deposit Interest for notes maturing on May 1, 2008 equals 4.62%. The Put Premium is the Interest Rate minus the Deposit Interest.

Deposit Interest for note maturing on July 31, 2008 equals 4.47%. The Put Premium is the Interest Rate minus the Deposit Interest.

Deposit Interest for note maturing on February 2, 2009 equals 4.05%. The Put Premium is the Interest Rate minus the Deposit Interest.

In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain.

Please refer to “Taxation in the United States” beginning on page PS-16 of the accompanying product supplement no. 1.

Supplemental Plan of Distribution

The notes are being purchased by Natixis Securities North America Inc. (the agent) as principal, pursuant to a terms agreement dated as of the Trade Date between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes.

See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.

Description of AMR Corporation

ISIN: US0017651060
Relevant Exchange: NYSE

According to its publicly available documents, AMR Corporation’s operations fall almost entirely in the airline industry. AMR’s principal subsidiary, American Airlines, Inc. is the largest scheduled passenger airline in the world and also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system. In addition, AMR has wholly-owned subsidiaries, which are AMR Eagle Holding Corporation and American Beacon Advisors, Inc. Information provided to or filed with the SEC by AMR Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-08400.

Historical Performance of AMR Corporation

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End

2005
First Quarter	$11.040	$7.830	$10.700
Second Quarter	14.160	10.110	12.110
Third Quarter	14.470	10.320	11.180
Fourth Quarter	22.710	11.080	22.230
2006
First Quarter	$28.880	$18.760	$27.050
Second Quarter	28.760	21.880	25.420
Third Quarter	27.660	18.830	23.140
Fourth Quarter	34.100	24.100	30.230
2007
First Quarter	$40.660	$30.140	$30.450
Second Quarter	33.120	25.340	26.350
Third Quarter	28.830	20.770	22.290
Fourth Quarter	25.640	14.030	14.030
2008
First Quarter (through January 4, 2008)	$13.350	$13.210	$13.210

Table of Hypothetical Returns of AMR Corporation

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $13.21 and a hypothetical Knock-In Level of $8.5865. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at	3 Monthly Interest
(AMR Corporation)	Maturity	Payments	3 Month Total Return
			$	%

Greater than: $13.21	$1,000.00	$71.00	$1,071.00	7.1000%
$13.21	$1,000.00	$71.00	$1,071.00	7.1000%
$11.67	$1,000.00	$71.00	$1,071.00	7.1000%
$10.13	$1,000.00	$71.00	$1,071.00	7.1000%
$8.60	$1,000.00	$71.00	$1,071.00	7.1000%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $13.21 and a hypothetical Knock-In Level of $8.5865. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at		3 Monthly Interest
(AMR Corporation)	Maturity		Payments	3 Month Total Return
				$	%

Greater than: $13.21	$1,000.00		$71.00	$1,071.00	7.100%
$13.21	$1,000.00		$71.00	$1,071.00	7.100%
$11.89	$900.00	*	$71.00	$971.00	−2.900%
$10.57	$800.00	*	$71.00	$871.00	−12.900%
$9.25	$700.00	*	$71.00	$771.00	−22.900%
$6.34	$600.00	*	$71.00	$671.00	−32.900%
$5.28	$500.00	*	$71.00	$571.00	−42.900%
$2.54	$400.00	*	$71.00	$471.00	−52.900%
$1.90	$300.00	*	$71.00	$371.00	−62.900%
$0.51	$200.00	*	$71.00	$271.00	−72.900%
$0.25	$100.00	*	$71.00	$171.00	−82.900%
$0.00	$0.00		$71.00	$71.00	−92.900%

* Payable in Reference Shares of AMR Corporation.

Description of Baidu.com

ISIN: US0567521085
Relevant Exchange: NASDAQ GS

According to its publicly available documents, Baidu.com is the leading Chinese language Internet search provider. Its Baidu.com website was the largest website in China and the fourth largest website globally, as measured by user traffic during the three-month period ended March 31, 2006, according to Alexa.com. Baidu.com, Inc. offer a Chinese language search platform to both users and customers. Its platform consists of its websites and Baidu Union, which is its network of third-party websites and software applications. Information provided to or filed with the SEC by Baidu.com pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-51469.

Historical Performance of Baidu.com

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since August 5, 2005. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End

2005Third Quarter	$122.540	$27.000	$64.020
Fourth Quarter	83.770	62.220	62.920
2006
First Quarter	$66.680	$45.150	$56.070
Second Quarter	89.850	54.900	82.530
Third Quarter	93.040	68.700	87.540
Fourth Quarter	126.570	83.190	112.690
2007
First Quarter	$131.180	$95.750	$96.550
Second Quarter	167.980	93.520	167.980
Third Quarter	303.410	168.890	289.650
Fourth Quarter	416.880	284.810	389.800
2008
First Quarter (through January 4, 2008)	$381.880	$361.000	$361.000

Table of Hypothetical Returns of Baidu.com, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $361.00 and a hypothetical Knock-In Level of $252.70. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at	3 Monthly Interest
(Baidu.com, Inc.)	Maturity	Payments	3 Month Total Return
			$	%

Greater than: $361.00	$1,000.00	$53.00	$1,053.00	5.3000%
$361.00	$1,000.00	$53.00	$1,053.00	5.3000%
$324.90	$1,000.00	$53.00	$1,053.00	5.3000%
$288.80	$1,000.00	$53.00	$1,053.00	5.3000%
$252.71	$1,000.00	$53.00	$1,053.00	5.3000%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $361.00 and a hypothetical Knock-In Level of $252.70. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at		3 Monthly Interest
(Baidu.com, Inc.)	Maturity		Payments	3 Month Total Return
				$	%

Greater than: $361.00	$1,000.00		$53.00	$1,053.00	5.300%
$361.00	$1,000.00		$53.00	$1,053.00	5.300%
$324.90	$900.00	*	$53.00	$953.00	−4.700%
$288.80	$800.00	*	$53.00	$853.00	−14.700%
$252.70	$700.00	*	$53.00	$753.00	−24.700%
$173.28	$600.00	*	$53.00	$653.00	−34.700%
$144.40	$500.00	*	$53.00	$553.00	−44.700%
$69.31	$400.00	*	$53.00	$453.00	−54.700%
$51.98	$300.00	*	$53.00	$353.00	−64.700%
$13.86	$200.00	*	$53.00	$253.00	−74.700%
$6.93	$100.00	*	$53.00	$153.00	−84.700%
$0.00	$0.00		$53.00	$53.00	−94.700%

* Payable in Reference Shares of Baidu.com, Inc.

Description of Banco Bradesco, S.A.

ISIN: US0594603039
Relevant Exchange: NYSE

According to its publicly available documents, Banco Bradesco, S.A. is a private-sector bank in Brazil that provides a wide range of banking and financial services in Brazil and abroad to individuals, small and mid-sized companies and major local and international corporations and institutions. Banco Bradesco, S.A.’s products include banking operations such as lending and deposit-taking, credit card issuance, consortiums, insurance, leasing, payment collection and processing, pension plans, asset management and brokerage services. Information provided to or filed with the SEC by Banco Bradesco, S.A., pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-15250.

Historical Performance of Banco Bradesco, S.A.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End

2005
First Quarter	$8.243	$5.505	$7.250
Second Quarter	8.848	7.228	8.848
Third Quarter	12.288	8.148	12.230
Fourth Quarter	17.680	11.648	14.575
2006
First Quarter	$21.530	$15.360	$17.955
Second Quarter	19.910	12.620	15.545
Third Quarter	17.170	14.280	16.675
Fourth Quarter	20.175	16.490	20.175
2007
First Quarter	$20.985	$17.265	$20.220
Second Quarter	26.430	20.005	24.110
Third Quarter	29.440	21.520	29.370
Fourth Quarter	34.410	27.590	32.000
2008
First Quarter (through January 4, 2008)	$30.430	$29.150	$29.150

Table of Hypothetical Returns of Banco Bradesco, S.A.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $29.15 and a hypothetical Knock-In Level of $20.405. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at	3 Monthly Interest
(Banco Bradesco, S.A.)	Maturity	Payments	3 Month Total Return
			$	%

Greater than: $29.15	$1,000.00	$33.38	$1,033.38	3.3375%
$29.15	$1,000.00	$33.38	$1,033.38	3.3375%
$26.24	$1,000.00	$33.38	$1,033.38	3.3375%
$23.32	$1,000.00	$33.38	$1,033.38	3.3375%
$20.42	$1,000.00	$33.38	$1,033.38	3.3375%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $29.15 and a hypothetical Knock-In Level of $20.405. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at		3 Monthly Interest
(Banco Bradesco, S.A.)	Maturity		Payments	3 Month Total Return
				$	%

Greater than: $29.15	$1,000.00		$33.38	$1,033.38	3.338%
$29.15	$1,000.00		$33.38	$1,033.38	3.338%
$26.24	$900.00	*	$33.38	$933.38	−6.663%
$23.32	$800.00	*	$33.38	$833.38	−16.663%
$20.41	$700.00	*	$33.38	$733.38	−26.663%
$13.99	$600.00	*	$33.38	$633.38	−36.663%
$11.66	$500.00	*	$33.38	$533.38	−46.663%
$5.60	$400.00	*	$33.38	$433.38	−56.663%
$4.20	$300.00	*	$33.38	$333.38	−66.663%
$1.12	$200.00	*	$33.38	$233.38	−76.663%
$0.56	$100.00	*	$33.38	$133.38	−86.663%
$0.00	$0.00		$33.38	$33.38	−96.663%

* Payable in Reference Shares of Banco Bradesco, S.A.

Description of Celgene Corporation

ISIN: US1510201049
Relevant Exchange: NASDAQ GS

According to its publicly available documents, Celgene Corporation a global biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory related diseases. Information provided to or filed with the SEC by Celgene Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-16132.

Historical Performance of Celgene Corporation

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End

2005
First Quarter	$17.025	$12.585	$17.025
Second Quarter	21.175	16.850	20.350
Third Quarter	28.500	20.110	27.160
Fourth Quarter	32.425	22.955	32.400
2006
First Quarter	$44.220	$32.440	$44.220
Second Quarter	47.430	36.590	47.430
Third Quarter	48.910	40.610	43.300
Fourth Quarter	59.620	42.360	57.530
2007
First Quarter	$58.040	$50.190	$52.460
Second Quarter	65.970	53.800	57.330
Third Quarter	72.200	56.690	71.310
Fourth Quarter	75.180	46.210	46.210
2008
First Quarter (through January 4, 2008)	$49.850	$46.300	$49.650

Table of Hypothetical Returns of Celgene Corporation

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $49.65 and a hypothetical Knock-In Level of $37.2375. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at	3 Monthly Interest
(Celgene Corporation)	Maturity	Payments	3 Month Total Return
			$	%

Greater than: 49.65	$1,000.00	$38.00	$1,038.00	3.8000%
$49.65	$1,000.00	$38.00	$1,038.00	3.8000%
$45.51	$1,000.00	$38.00	$1,038.00	3.8000%
$41.38	$1,000.00	$38.00	$1,038.00	3.8000%
$37.25	$1,000.00	$38.00	$1,038.00	3.8000%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $49.65 and a hypothetical Knock-In Level of $37.2375. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at		3 Monthly Interest
(Celgene Corporation)	Maturity		Payments	3 Month Total Return
				$	%

Greater than: $49.65	$1,000.00		$38.00	$1,038.00	3.800%
$49.65	$1,000.00		$38.00	$1,038.00	3.800%
$44.69	$900.00	*	$38.00	$938.00	−6.200%
$39.72	$800.00	*	$38.00	$838.00	−16.200%
$34.76	$700.00	*	$38.00	$738.00	−26.200%
$23.83	$600.00	*	$38.00	$638.00	−36.200%
$19.86	$500.00	*	$38.00	$538.00	−46.200%
$9.53	$400.00	*	$38.00	$438.00	−56.200%
$7.15	$300.00	*	$38.00	$338.00	−66.200%
$1.91	$200.00	*	$38.00	$238.00	−76.200%
$0.95	$100.00	*	$38.00	$138.00	−86.200%
$0.00	$0.00		$38.00	$38.00	−96.200%

* Payable in Reference Shares of Celgene Corporation.

Description of Federal National Mortgage Association

ISIN: US3135861090
Relevant Exchange: NYSE

According to its publicly available documents, Federal National Mortgage Association, is a government-sponsored enterprise chartered by the U.S. Congress aligned with national policies to support expanded access to housing and increased opportunities for homeownership. Federal National Mortgage Association enhances the liquidity and stability of the mortgage market by providing funds to mortgage lenders through its purchases of mortgage assets, and issuing and guaranteeing mortgage-related securities that facilitate the flow of additional funds into the mortgage market. Information provided to or filed with the SEC by Federal National Mortgage Association pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-50231.

Historical Performance of Federal National Mortgage Association

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Period
2005	High	Low	Period End

First Quarter	$71.270	$53.960	$54.450
Second Quarter	61.080	51.460	58.400
Third Quarter	60.080	41.710	44.820
Fourth Quarter	50.370	41.620	48.810
2006
First Quarter	$57.940	$48.740	$51.400
Second Quarter	54.090	46.370	48.100
Third Quarter	55.910	46.790	55.910
Fourth Quarter	61.650	54.520	59.390
2007
First Quarter	$60.160	$52.940	$54.580
Second Quarter	69.490	53.840	65.330
Third Quarter	69.380	56.630	60.810
Fourth Quarter	67.390	28.250	39.980
2008
First Quarter (through January 4, 2008)	$37.460	$34.050	$34.050

Table of Hypothetical Returns of Federal National Mortgage Association

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $34.05 and a hypothetical Knock-In Level of $23.835. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at	3 Monthly Interest
(Federal National Mortgage Association)	Maturity	Payments	3 Month Total Return
			$	%

Greater than: $34.05	$1,000.00	$66.00	$1,066.00	6.6000%
$34.05	$1,000.00	$66.00	$1,066.00	6.6000%
$30.65	$1,000.00	$66.00	$1,066.00	6.6000%
$27.24	$1,000.00	$66.00	$1,066.00	6.6000%
$23.85	$1,000.00	$66.00	$1,066.00	6.6000%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $34.05 and a hypothetical Knock-In Level of $23.835. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at		3 Monthly Interest
(Federal National Mortgage Association)	Maturity		Payments	3 Month Total Return
				$	%

Greater than: $34.05	$1,000.00		$66.00	$1,066.00	6.600%
$34.05	$1,000.00		$66.00	$1,066.00	6.600%
$30.65	$900.00	*	$66.00	$966.00	−3.400%
$27.24	$800.00	*	$66.00	$866.00	−13.400%
$23.84	$700.00	*	$66.00	$766.00	−23.400%
$16.34	$600.00	*	$66.00	$666.00	−33.400%
$13.62	$500.00	*	$66.00	$566.00	−43.400%
$6.54	$400.00	*	$66.00	$466.00	−53.400%
$4.90	$300.00	*	$66.00	$366.00	−63.400%
$1.31	$200.00	*	$66.00	$266.00	−73.400%
$0.65	$100.00	*	$66.00	$166.00	−83.400%
$0.00	$0.00		$66.00	$66.00	−93.400%

*Payable in Reference Shares of Federal National Mortgage Association.

Description of Arch Coal, Inc.

ISIN: US0393801008
Relevant Exchange: NYSE

According to its publicly available documents, Arch Coal, Inc., is one of the largest coal producers in the United States. At December 31, 2006, it operated 21 active mines located in each of the three major low sulfur coal-producing regions of the United States. Arch Coal, Inc. sells substantially all of its coal to producers of electric power, steel producers and industrial facilities, fueling approximately 6% of all electricity generated in the United States. Information provided to or filed with the SEC by Arch Coal, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-13105.

Historical Performance of Arch Coal, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Period
2005	High	Low	Period End

First Quarter	$23.175	$16.815	$21.505
Second Quarter	27.730	20.250	27.235
Third Quarter	34.525	26.500	33.750
Fourth Quarter	40.335	31.155	39.750
2006
First Quarter	$43.645	$34.710	$37.970
Second Quarter	54.940	37.780	42.370
Third Quarter	43.420	26.450	28.910
Fourth Quarter	36.120	26.740	30.030
2007
First Quarter	$33.580	$27.420	$30.690
Second Quarter	41.600	30.610	34.800
Third Quarter	36.580	28.200	33.740
Fourth Quarter	44.930	33.560	44.930
2008
First Quarter (through January 4, 2008)	$45.370	$41.310	$41.310

Table of Hypothetical Returns of Arch Coal, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $41.31 and a hypothetical Knock-In Level of $30.9825. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at	6 Monthly Interest
(Arch Coal, Inc.)	Maturity	Payments	6 Month Total Return
			$	%

Greater than: $41.31	$1,000.00	$70.00	$1,070.00	7.0000%
$41.31	$1,000.00	$70.00	$1,070.00	7.0000%
$37.87	$1,000.00	$70.00	$1,070.00	7.0000%
$34.43	$1,000.00	$70.00	$1,070.00	7.0000%
$30.99	$1,000.00	$70.00	$1,070.00	7.0000%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $41.31 and a hypothetical Knock-In Level of $30.9825. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at		6 Monthly Interest
(Arch Coal, Inc.)	Maturity		Payments	6 Month Total Return
				$	%

Greater than: $41.31	$1,000.00		$70.00	$1,070.00	7.000%
$41.31	$1,000.00		$70.00	$1,070.00	7.000%
$37.18	$900.00	*	$70.00	$970.00	−3.000%
$33.05	$800.00	*	$70.00	$870.00	−13.000%
$28.92	$700.00	*	$70.00	$770.00	−23.000%
$19.83	$600.00	*	$70.00	$670.00	−33.000%
$16.52	$500.00	*	$70.00	$570.00	−43.000%
$7.93	$400.00	*	$70.00	$470.00	−53.000%
$5.95	$300.00	*	$70.00	$370.00	−63.000%
$1.59	$200.00	*	$70.00	$270.00	−73.000%
$0.79	$100.00	*	$70.00	$170.00	−83.000%
$0.00	$0.00		$70.00	$70.00	−93.000%

*Payable in Reference Shares of Arch Coal, Inc.

Description of EMC Corporation

ISIN: US2686481027
Relevant Exchange: New York

According to its publicly available documents, EMC Corporation and its subsidiaries develop, deliver and support the Information Technology industry’s broadest range of information infrastructure technologies and solutions that are designed to help individuals and organizations handle their digital information needs. Information provided to or filed with the SEC by EMC Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-09853.

Historical Performance of EMC Corporation

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End

2005
First Quarter	$14.730	$11.980	$12.320
Second Quarter	14.790	11.470	13.710
Third Quarter	14.730	12.380	12.940
Fourth Quarter	14.300	12.840	13.620
2006
First Quarter	$14.580	$13.170	$13.630
Second Quarter	13.870	10.970	10.970
Third Quarter	11.980	9.650	11.980
Fourth Quarter	13.580	11.860	13.200
2007
First Quarter	$14.790	$12.930	$13.850
Second Quarter	18.100	14.090	18.100
Third Quarter	20.910	17.720	20.800
Fourth Quarter	25.390	17.370	18.530
2008
First Quarter (through January 4, 2008)	$18.020	$16.990	$16.990

Table of Hypothetical Returns of EMC Corporation

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $16.99 and a hypothetical Knock-In Level of $11.893. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at	6 Monthly Interest
(EMC Corporation)	Maturity	Payments	6 Month Total Return
			$	%

Greater than: 16.99	$1,000.00	$57.00	$1,057.00	5.7000%
$16.99	$1,000.00	$57.00	$1,057.00	5.7000%
$15.29	$1,000.00	$57.00	$1,057.00	5.7000%
$13.59	$1,000.00	$57.00	$1,057.00	5.7000%
$11.90	$1,000.00	$57.00	$1,057.00	5.7000%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $16.99 and a hypothetical Knock-In Level of $11.893. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at		6 Monthly Interest
(EMC Corporation)	Maturity		Payments	6 Month Total Return
				$	%

Greater than: $16.99	$1,000.00		$57.00	$1,057.00	5.700%
$16.99	$1,000.00		$57.00	$1,057.00	5.700%
$15.29	$900.00	*	$57.00	$957.00	−4.300%
$13.59	$800.00	*	$57.00	$857.00	−14.300%
$11.89	$700.00	*	$57.00	$757.00	−24.300%
$8.16	$600.00	*	$57.00	$657.00	−34.300%
$6.80	$500.00	*	$57.00	$557.00	−44.300%
$3.26	$400.00	*	$57.00	$457.00	−54.300%
$2.45	$300.00	*	$57.00	$357.00	−64.300%
$0.65	$200.00	*	$57.00	$257.00	−74.300%
$0.33	$100.00	*	$57.00	$157.00	−84.300%
$0.00	$0.00		$57.00	$57.00	−94.300%

* Payable in Reference Shares of EMC Corporation.

Description of Intel Corporation

ISIN: US4581401001
Relevant Exchange: NASDAQ GS

According to its publicly available documents, Intel Corporation develops integrated digital technology platforms and components, primarily integrated circuits, for the computing and communications industries and offers products at various levels of integration. Information provided to or filed with the SEC by Intel Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-06217.

Historical Performance of Intel Corporation

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End

2005
First Quarter	$25.110	$21.990	$23.230
Second Quarter	27.700	22.120	26.020
Third Quarter	28.710	23.830	24.650
Fourth Quarter	27.430	22.650	24.960
2006
First Quarter	$26.470	$19.460	$19.460
Second Quarter	20.110	16.860	19.000
Third Quarter	20.770	17.104	20.570
Fourth Quarter	22.330	20.080	20.250
2007
First Quarter	$22.300	$18.860	$19.130
Second Quarter	24.290	19.130	23.740
Third Quarter	26.330	23.100	25.860
Fourth Quarter	27.980	24.370	26.660
2008
First Quarter (through January 4, 2008)	$25.350	$22.670	$22.670

Table of Hypothetical Returns of Intel Corporation

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $22.67 and a hypothetical Knock-In Level of $18.136. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at	12 Monthly Interest
(Intel Corporation)	Maturity	Payments	12 Month Total Return
			$	%

Greater than: $22.67	$1,000.00	$107.50	$1,107.50	10.7500%
$22.67	$1,000.00	$107.50	$1,107.50	10.7500%
$21.16	$1,000.00	$107.50	$1,107.50	10.7500%
$19.65	$1,000.00	$107.50	$1,107.50	10.7500%
$18.15	$1,000.00	$107.50	$1,107.50	10.7500%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $22.67 and a hypothetical Knock-In Level of $18.136. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of
Reference Shares on Determination Date	Value of Payment at		12 Monthly Interest
(Intel Corporation)	Maturity		Payments	12 Month Total Return
				$	%

Greater than: $22.67	$1,000.00		$107.50	$1,107.50	10.750%
$22.67	$1,000.00		$107.50	$1,107.50	10.750%
$20.40	$900.00	*	$107.50	$1,007.50	0.750%
$18.14	$800.00	*	$107.50	$907.50	−9.250%
$15.87	$700.00	*	$107.50	$807.50	−19.250%
$10.88	$600.00	*	$107.50	$707.50	−29.250%
$9.07	$500.00	*	$107.50	$607.50	−39.250%
$4.35	$400.00	*	$107.50	$507.50	−49.250%
$3.26	$300.00	*	$107.50	$407.50	−59.250%
$0.87	$200.00	*	$107.50	$307.50	−69.250%
$0.44	$100.00	*	$107.50	$207.50	−79.250%
$0.00	$0.00		$107.50	$107.50	−89.250%

* Payable in Reference Shares of Intel Corporation.